Registration No. 333-99229

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TWIN DISC, INCORPORATED
(Exact name of issuer as specified in its charter)

Wisconsin	39-0667110

(State of other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1328 Racine Street, Racine, Wisconsin	53403
(Address of Principal Executive Offices)	(Zip Code)

Twin Disc, Incorporated – The Accelerator 401(k) Savings Plan (Full title of the plan)

Thomas E. Valentyn, 1328 Racine Street, Racine, Wisconsin 53403 (Name and address of agent for service)

(262) 638-4000

(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE TO
POST-EFFECTIVE AMENDMENT NO. 1

     On October 23, 2007, the Board of Directors of Twin Disc Inc. ( “Company”) authorized a two-for-one stock split of the Company’s outstanding common stock. (“2007 Stock Split”) Under the terms of the 2007 Stock Split, record holders of Twin Disc’s common stock at the close of business on December 10, 2007 (“Record Date”) will receive one additional share of common stock for every share of Company common stock owned as of the Record Date. The additional shares resulting from the split will be issued in book-entry form on the distribution date of December 31, 2007.

     The Company files this Post-Effective Amendment No. 1 (“Post-Effective Amendment”) in accordance with Instruction E on Form S-8. This Post-Effective Amendment relates to and incorporates by reference the Registration on Form S-8 (No. 333-99229), filed with the Securities and Exchange Commission (“SEC”) on September 9, 2002 (“Registration Statement”) Pursuant to the Registration Statement, the Company registered 100,000 shares of Twin Disc Common Stock, without par value, (“Common Stock”), to be offered and sold in connection with the Twin Disc, Incorporated – The Accelerator 401(k) Plan (“Plan”).

     This Post-Effective Amendment is filed under SEC Rule 416 (b) to reflect the change in the number of shares of the Company’s Common Stock registered under the Registration Statement as a result of the 2007 Stock Split, from 100,000 to 200,000. In addition, this Post-Effective Amendment No. 1 covers any additional shares of the Company’s Common Stock that would automatically issue to prevent a dilution resulting from any future stock splits, stock dividends or similar transactions, pursuant to SEC Rule 416.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel

     The legality of the registration of the shares of Common Stock has been approved by the law firm of von Briesen and Roper, s.c., counsel for the Company.

Item 8. Exhibits

See Exhibit Index.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8, and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on behalf its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on December 14, 2007.

                                                                                                                                                                          TWIN DISC, INCORPORATED

                                                                                                                                                                           By:  /s/ THOMAS E VALENTYN
                                                                                                                                                                                  Thomas E. Valentyn,
                                                                                                                                                                                  General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons, in the capacities and on the dates indicated.

Principal Executive Officer:	Directors:*

John H. Batten
By: /s/ MICHAEL E. BATTEN	Michael E. Batten

Michael E. Batten	John A. Mellowes
Chairman, President and	Malcolm F. Moore
Chief Executive Officer	David B. Rayburn
Date: December 14, 2007	Harold M. Stratton II
David L. Swift
Principal Financial Officer:	David R. Zimmer

By: /s/ CHRISTPHER J. EPERJESY

Christopher J. Eperjesy
Vice President – Finance, Chief Financial
Officer and Treasurer	*By: /s/ THOMAS E. VALENTYN
Date: December 14, 2007	Thomas E. Valentyn
Attorney-in-Fact
Principal Accounting Officer:	Date: December 14, 2007

By: /s/ JEFFREY S. KNUTSON

Jeffrey S. Knutson
Corporate Controller
Date: December 14, 2007

     Pursuant to the requirements of the Securities Act of 1933, the members of the Committee which administers the Plan have caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on this 6th day of September, 2002.

                                                                                       TWIN DISC, INCORPORATED -
                                                                                       THE ACCELERATOR 401(K)
                                                                                       SAVINGS PLAN

                                                                                       By:  /s/ DENISE L. WILCOX
                                                                                              Denise L. Wilcox
                                                                                              Vice President – Human Resources
                                                                                              Date: December 14, 2007

By: /s/ CHRISTOPHER J. EPERJESY
Christopher J. Eperjesy
Vice President – Finance, Chief Financial
Officer and Treasurer
Date: December 14, 2007

By: /s/ DEAN J. BRATEL
Dean J. Bratel
Vice President – Engineering
Date: December 14, 2007

EXHIBIT INDEX

Exhibit Number	Description

*5a)	Opinion of von Briesen & Roper, s.c., regarding the validity of original issuance securities

*23	Consent of Independent Accountants

*24	Power of Attorney (included as part of the signature page
of this Registration Statement)

* Filed herewith

@BCL@70054DB4.DOC